Exhibit 99.1
Ellington Financial Inc. Reports Fourth Quarter 2021 Results
OLD GREENWICH, Connecticut—February 23, 2022
Ellington Financial Inc. (NYSE: EFC) (the "Company") today reported financial results for the quarter ended December 31, 2021.
Highlights
•Net income of $34.3 million, or $0.61 per common share.
•Core Earnings1 of $24.9 million, or $0.44 per share.
•Book value per common share as of December 31, 2021 of $18.39, including the effects of dividends of $0.45 per common share for the quarter.
•Credit strategy gross income of $51.8 million for the quarter, or $0.91 per share.
•Agency strategy gross loss of $(1.4) million for the quarter, or $(0.03) per share.
•Dividend yield of 10.5% based on the February 22, 2022 closing stock price of $17.15 per share, and monthly dividend of $0.15 per common share declared on February 7, 2022.
•Debt-to-equity ratio of 2.7:1 and recourse debt-to-equity ratio of 2.0:12 as of December 31, 2021.
•Cash and cash equivalents of $92.7 million as of December 31, 2021, in addition to other unencumbered assets of $808.1 million.
•Issued 5.75 million shares of common stock and 4.80 million shares of Series B preferred stock, increasing our total equity by $219.4 million, or approximately 20%.
Fourth Quarter 2021 Results
"Ellington Financial closed out 2021 strong, generating net income of $0.61 per share and core earnings of $0.44 per share in the fourth quarter. For the full year, we delivered an economic return of nearly 14% and a total return to shareholders of 26%, following our profitable 2020," said Laurence Penn, Chief Executive Officer and President of Ellington Financial.
"Our credit portfolio grew by 22% during the quarter, to $2.1 billion, which is a notable increase of 43% from just two years ago, prior to the onset of the COVID pandemic. Most of the growth this past quarter, as well as over the past two years, is a direct result of the loan origination businesses that we have successfully cultivated across the non-QM, commercial mortgage, residential transition, reverse mortgage, and consumer sectors. Our originator relationships allow us to dynamically adjust both the acquisition volume and the underwriting criteria of our loan investments, which has enabled our loan portfolios to become among our largest, highest-yielding, and best-performing strategies. Meanwhile, the profits generated by our strategic equity investments in loan originators have been a strong tailwind for our earnings and book value.
"LendSure, our non-QM loan originator affiliate, set another record for origination volume and profitability in the fourth quarter, capping a tremendous year. With this increased loan flow from LendSure, we were able to close during the quarter on our third non-QM loan securitization of the year, and our ninth overall. In addition, our reverse mortgage originator affiliate Longbridge bounced back and delivered a strong fourth quarter, while our smaller originator affiliates posted solid results as well. We completed the acquisition of three more equity stakes in loan originators during the quarter, including our first in the commercial mortgage space. We also had excellent performance during the quarter in our short-duration loan portfolios, including residential transition loans, commercial mortgage bridge loans, and consumer loans. Meanwhile, our non-Agency RMBS and CMBS strategies also contributed significantly to our results. Finally, in what was a challenging quarter for Agency RMBS, our Agency strategy only generated modest losses.
"Another important highlight of the fourth quarter was the issuance of our Series B preferred equity, which along with our upgraded Series A preferred equity, achieved the first NAIC-1 rating in our sector. I believe that this result rightly reflects Ellington Financial's long track record of book value stability, disciplined and dynamic hedging, effective risk management, and prudent leverage across market cycles. These principles are as important now as ever, as we see volatility pick up with quantitative tightening underway."
1 Core Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Core Earnings" below for an explanation regarding the calculation of Core Earnings.
2 Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings was 2.0:1 as of December 31, 2021.

Financial Results
The Company's total long credit portfolio3 continued to grow in the fourth quarter, increasing by 22% sequentially to $2.065 billion as of December 31, 2021, as the Company deployed the proceeds from its common equity and preferred equity offerings completed during the quarter. The majority of the growth occurred in the Company’s non-QM, residential transition, and small balance commercial mortgage loan strategies. In addition, the Company’s investments in loan origination entities appreciated and expanded, and its holdings of CMBS, consumer loans, and Non-Agency RMBS increased. The Company's long Agency RMBS portfolio also increased during the quarter, by 10% to $1.697 billion as of December 31, 2021.
The Company's overall debt-to-equity ratio, adjusted for unsettled purchases and sales, decreased modestly to 2.8:1 as of December 31, 2021, as compared to 2.9:1 as of September 30, 2021, as increased borrowings related to the larger portfolio were more than offset by an increase in total equity. The proportion of recourse borrowings did increase slightly, however, and the Company's recourse debt-to-equity ratio, adjusted for unsettled purchases and sales, increased to 2.0:1 as of December 31, 2021, as compared to 1.9:1 as of September 30, 2021.
During the fourth quarter, the Company's credit strategy generated total gross income of $51.8 million, or $0.91 per share, and its Agency strategy generated a small gross loss of $(1.4) million or $(0.03) per share.
Higher net interest income4 quarter over quarter, combined with the sustained strong performance of the loan originators in which the Company holds strategic investments, drove results for the credit strategy in the fourth quarter. The increase in net interest income was primarily due to larger small balance commercial mortgage, residential transition, non-QM, and consumer loan portfolios. The Company also had strong contributions from its non-Agency RMBS and CMBS strategies.
Meanwhile, LendSure posted record profitability and origination volume for both the fourth quarter and the full year, while Longbridge finished a strong year with solid fourth quarter results. The sustained earnings and volume growth of LendSure and Longbridge has resulted in substantial appreciation of the Company's equity investments in those loan originators.
During the fourth quarter, short-term interest rates rose sharply, actual and implied volatility increased, and the yield curve flattened as the Federal Reserve signaled that interest rate increases could be imminent. The Federal Reserve also began the tapering of its asset purchases in November, and then accelerated the pace of that tapering starting in December. In response to these developments, most Agency RMBS underperformed U.S. Treasury securities during the quarter, with higher-coupon specified pools and other shorter-duration RMBS particularly underperforming in light of the flattening of the yield curve. Net realized and unrealized losses on the Company’s Agency portfolio exceeded net interest income and net realized and unrealized gains on its interest rate hedges, and so the Agency strategy generated a small loss for the quarter.
Pay-ups on the Company's existing specified pool investments declined modestly during the quarter, while its new purchases during the quarter consisted of pools with lower pay-ups. As a result, the average pay-ups on the Company's specified pools declined to 0.82% as of December 31, 2021, as compared to 1.04% as of September 30, 2021. Pay-ups are price premiums for specified pools relative to their TBA counterparts.
During the fourth quarter, the Company continued to hedge interest rate risk, primarily through the use of interest rate swaps, and short positions in TBAs, U.S. Treasury securities, and futures. Additionally, the Company continued to maintain a long TBA portfolio concentrated in lower coupons.
3 Includes REO at the lower of cost or fair value. Excludes hedges and other derivative positions, as well as tranches of the Company's consolidated non-QM securitization trusts that were sold to third parties, but that are consolidated for U.S. GAAP reporting purposes. Including such tranches, the Company's total long credit portfolio was $3.026 billion as of December 31, 2021.
4 Excludes any interest income and interest expense items from Interest rate hedges, net and Credit hedges and other activities, net.

The following tables summarize the Company's investment portfolio holdings as of December 31, 2021 and September 30, 2021:
Credit Portfolio(1)

	December 31, 2021		September 30, 2021
($ in thousands)	Fair Value	%	Fair Value	%
Dollar Denominated:
CLOs(2)	$60,903	2.0%	$65,678	2.6%
CMBS	25,643	0.8%	13,604	0.5%
Commercial mortgage loans and REO(4)(5)	387,165	12.8%	325,733	12.9%
Consumer loans and ABS backed by consumer loans(2)	153,124	5.1%	138,568	5.5%
Corporate debt and equity and corporate loans	20,128	0.7%	26,373	1.0%
Debt and equity investments in loan origination entities(3)	141,315	4.7%	106,406	4.2%
Non-Agency RMBS	191,728	6.3%	168,044	6.6%
Residential mortgage loans and REO(4)	2,017,219	66.6%	1,658,879	65.5%
Non-Dollar Denominated:
CLOs(2)	3,092	0.1%	3,746	0.1%
Consumer loans and ABS backed by consumer loans	213	—%	101	—%
Corporate debt and equity	13	—%	14	—%
RMBS(6)	25,846	0.9%	26,960	1.1%
Total Long Credit Portfolio	$3,026,389	100.0%	$2,534,106	100.0%
Less: Non-retained tranches of consolidated securitization trusts	961,495		845,754
Total Long Credit Portfolio excluding non-retained tranches of consolidated securitization trusts	$2,064,894		$1,688,352
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes equity investments in securitization-related vehicles.
(3)Includes a corporate loan to a loan origination entity in which the Company holds an equity investment.
(4)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(5)Includes equity investments in unconsolidated entities holding small balance commercial mortgage loans and REO.
(6)Includes an equity investment in an unconsolidated entity holding European RMBS.
Agency RMBS Portfolio

	December 31, 2021		September 30, 2021
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed Rate	$1,600,862	94.3%	$1,424,516	92.7%
Floating Rate	9,456	0.6%	10,880	0.7%
Reverse Mortgages	53,010	3.1%	63,534	4.1%
IOs	33,288	2.0%	38,077	2.5%
Total Long Agency RMBS	$1,696,616	100.0%	$1,537,007	100.0%
The following table summarizes the Company's outstanding borrowings and debt-to-equity ratios as of December 31, 2021 and September 30, 2021.

	December 31, 2021		September 30, 2021
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$2,606,381	2.0:1	$2,023,821	1.8:1
Non-recourse borrowings(4)	1,030,172	0.7:1	1,131,302	1.1:1
Total Borrowings	$3,636,553	2.7:1	$3,155,123	2.9:1
Total Equity	$1,323,556		$1,095,270
Recourse borrowings net of unsettled purchases and sales		2.0:1		1.9:1
Total borrowings net of unsettled purchases and sales		2.8:1		2.9:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and Senior notes, at par.

(2)Overall debt-to-equity ratio is computed by dividing outstanding borrowings by total equity. The debt-to-equity ratio does not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to the Company. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings is 2.0:1 and 1.9:1 as of December 31, 2021 and September 30, 2021, respectively.
(4)All of the Company's non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by the Company or its consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
The following table summarizes the Company's operating results for the three-month periods ended December 31, 2021 and September 30, 2021 and the year ended December 31, 2021:

	Three-Month Period Ended December 31, 2021	Per Share	Three-Month Period Ended September 30, 2021	Per Share	Year Ended December 31, 2021	Per Share
(In thousands, except per share amounts)
Credit:
Interest income and other income(1)	$41,647	$0.73	$36,337	$0.72	$148,783	$3.02
Realized gain (loss), net	(497)	(0.01)	7,826	0.15	13,526	0.27
Unrealized gain (loss), net	(18,604)	(0.32)	(2,528)	(0.05)	9,234	0.19
Interest rate hedges, net(2)	3,903	0.07	309	0.01	4,737	0.10
Credit hedges and other activities, net(3)	10,495	0.18	1,074	0.02	13,956	0.28
Interest expense(4)	(9,521)	(0.17)	(9,065)	(0.18)	(38,386)	(0.78)
Other investment related expenses	(5,979)	(0.10)	(2,879)	(0.06)	(18,544)	(0.38)
Earnings (losses) from investments in unconsolidated entities	30,318	0.53	2,549	0.05	58,104	1.18
Total Credit profit (loss)	51,762	0.91	33,623	0.66	191,410	3.88
Agency RMBS:
Interest income	10,527	0.18	5,246	0.10	33,853	0.69
Realized gain (loss), net	(1,116)	(0.02)	(1,151)	(0.02)	(6,247)	(0.13)
Unrealized gain (loss), net	(17,242)	(0.30)	242	0.00	(41,789)	(0.85)
Interest rate hedges and other activities, net(2)	7,347	0.13	(1,762)	(0.03)	17,031	0.35
Interest expense(4)	(958)	(0.02)	(866)	(0.02)	(3,702)	(0.08)
Total Agency RMBS profit (loss)	(1,442)	(0.03)	1,709	0.03	(854)	(0.02)
Total Credit and Agency RMBS profit (loss)	50,320	0.88	35,332	0.69	190,556	3.86
Other interest income (expense), net	(13)	—	8	—	41	—
Income tax (expense) benefit	4	—	2,009	0.04	(3,144)	(0.06)
Other expenses	(8,215)	(0.14)	(8,113)	(0.16)	(31,239)	(0.63)
Net income (loss) (before incentive fee)	42,096	0.74	29,236	0.57	156,214	3.17
Incentive fee	(3,246)	(0.06)	(5,255)	(0.10)	(15,658)	(0.32)
Net income (loss)	$38,850	$0.68	$23,981	$0.47	$140,556	$2.85
Less: Dividends on preferred stock	2,295	0.04	1,941	0.04	8,117	0.16
Less: Net income (loss) attributable to non-participating non-controlling interests	1,864	0.03	1,195	0.02	5,310	0.11
Net income (loss) attributable to common stockholders and participating non-controlling interests	34,691	0.61	20,845	0.41	127,129	2.58
Less: Net income (loss) attributable to participating non-controlling interests	420		281		1,783
Net income (loss) attributable to common stockholders	$34,271	$0.61	$20,564	$0.41	$125,346	$2.58
Weighted average shares of common stock and convertible units(5) outstanding	57,263		50,533		49,215
Weighted average shares of common stock outstanding	56,569		49,853		48,535
(1)Other income primarily consists of rental income on real estate owned and loan origination fees.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.

(4)Includes allocable portion of interest expense on the Company's Senior notes.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Thursday, February 24, 2022, to discuss its financial results for the quarter ended December 31, 2021. To participate in the event by telephone, please dial (877) 876-9173 at least 10 minutes prior to the start time and reference the conference ID EFCQ421. International callers should dial (785) 424-1667 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Thursday, February 24, 2022, at approximately 2:00 p.m. Eastern Time through Thursday, March 3, 2022 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-9301. International callers should dial (402) 220-6081. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include without limitation management's beliefs regarding the current economic and investment environment and the Company's ability to implement its investment and hedging strategies, performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in its Agency portfolio, and statements regarding the drivers of the Company's returns. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's investments, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940; the Company's ability to qualify and maintain its qualification as a real estate investment trust, or "REIT"; and other changes in market conditions and economic trends, including changes resulting from the ongoing spread and economic effects of the novel coronavirus (COVID-19) pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, as amended, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company's files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year Ended December 31, 2021
	December 31, 2021	September 30, 2021
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$49,390	$40,146	$175,505
Interest expense	(10,918)	(10,604)	(44,030)
Total net interest income	38,472	29,542	131,475
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(3,609)	6,359	5,017
Realized gains (losses) on financial derivatives, net	7,064	(1,782)	11,502
Realized gains (losses) on real estate owned, net	1,774	(50)	1,711
Unrealized gains (losses) on securities and loans, net	(35,809)	(3,212)	(30,802)
Unrealized gains (losses) on financial derivatives, net	4,171	1,155	10,355
Unrealized gains (losses) on real estate owned, net	176	672	(1,259)
Other, net	13,729	2,986	23,038
Total other income (loss)	(12,504)	6,128	19,562
EXPENSES
Base management fee to affiliate (Net of fee rebates of $1,809, $395, and $2,593, respectively)	3,115	3,675	13,422
Incentive fee to affiliate	3,246	5,255	15,658
Investment related expenses:
Servicing expense	1,280	1,182	4,422
Debt issuance costs related to Other secured borrowings, at fair value	1,586	—	5,290
Other	3,113	1,697	8,832
Professional fees	1,979	1,202	5,416
Compensation expense	1,357	1,554	5,743
Other expenses	1,764	1,682	6,658
Total expenses	17,440	16,247	65,441
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	8,528	19,423	85,596
Income tax expense (benefit)	(4)	(2,009)	3,144
Earnings (losses) from investments in unconsolidated entities	30,318	2,549	58,104
Net Income (Loss)	38,850	23,981	140,556
Net Income (Loss) Attributable to Non-Controlling Interests	2,284	1,476	7,093
Dividends on Preferred Stock	2,295	1,941	8,117
Net Income (Loss) Attributable to Common Stockholders	$34,271	$20,564	$125,346
Net Income (Loss) per Common Share:
Basic and Diluted	$0.61	$0.41	$2.58
Weighted average shares of common stock outstanding	56,569	49,853	48,535
Weighted average shares of common stock and convertible units outstanding	57,263	50,533	49,215

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
(In thousands, except share amounts)	December 31, 2021	September 30, 2021	December 31, 2020(1)
ASSETS
Cash and cash equivalents	$92,661	$103,617	$111,647
Restricted cash	175	175	175
Securities, at fair value	2,087,360	1,895,563	1,514,185
Loans, at fair value	2,415,321	1,996,529	1,453,480
Investments in unconsolidated entities, at fair value	195,643	142,019	141,620
Real estate owned	24,681	37,002	23,598
Financial derivatives–assets, at fair value	18,894	15,976	15,479
Reverse repurchase agreements	123,250	38,062	38,640
Due from brokers	93,549	89,983	63,147
Investment related receivables	122,175	97,721	49,317
Other assets	3,710	3,608	2,575
Total Assets	$5,177,419	$4,420,255	$3,413,863
LIABILITIES
Securities sold short, at fair value	$120,525	$30,294	$38,642
Repurchase agreements	2,469,763	2,105,836	1,496,931
Financial derivatives–liabilities, at fair value	12,298	14,119	24,553
Due to brokers	2,233	2,560	5,059
Investment related payables	39,048	82,295	4,754
Other secured borrowings	96,622	90,981	51,062
Other secured borrowings, at fair value	984,168	872,306	754,921
Senior notes, net	85,802	85,759	85,561
Base management fee payable to affiliate	3,115	3,675	3,178
Incentive fee payable to affiliate	3,246	5,255	—
Dividend payable	10,375	9,149	5,738
Interest payable	4,570	1,813	3,233
Accrued expenses and other liabilities	22,098	20,943	18,659
Total Liabilities	3,853,863	3,324,985	2,492,291
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 9,400,000, 4,600,000, and 4,600,000 shares issued and outstanding, and $235,000, $115,000, and $115,000 aggregate liquidation preference, respectively)	226,939	111,034	111,034
Common stock, par value $0.001 per share, 100,000,000 shares authorized; (57,458,169, 51,677,667, and 43,781,684 shares issued and outstanding, respectively)	58	52	44
Additional paid-in-capital	1,161,603	1,057,939	915,658
Retained earnings (accumulated deficit)	(97,279)	(105,699)	(141,521)
Total Stockholders' Equity	1,291,321	1,063,326	885,215
Non-controlling interests	32,235	31,944	36,357
Total Equity	1,323,556	1,095,270	921,572
TOTAL LIABILITIES AND EQUITY	$5,177,419	$4,420,255	$3,413,863
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share(2)	$18.39	$18.35	$17.59
(1)Derived from audited financial statements as of December 31, 2020.
(2)Based on total stockholders' equity less the aggregate liquidation preference of the Company's preferred stock outstanding.

Reconciliation of Net Income (Loss) to Core Earnings
The Company calculates Core Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), other secured borrowings, at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Premium Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; and (vi) certain other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, the Company includes the relevant components of net operating income in Core Earnings. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Core Earnings is a supplemental non-GAAP financial measure. The Company believes that the presentation of Core Earnings provides a consistent measure of operating performance by excluding the impact of gains and losses and other adjustments listed above from operating results. The Company believes that Core Earnings provides information useful to investors because it is a metric that the Company uses to assess its performance and to evaluate the effective net yield provided by its portfolio. In addition, the Company believes that presenting Core Earnings enables its investors to measure, evaluate, and compare its operating performance to that of its peers. However, because Core Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
The following table reconciles, for the three-month periods ended December 31, 2021 and September 30, 2021 and the year ended December 31, 2021, the Company's Core Earnings to the line on the Company's Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended		Year Ended December 31, 2021
(In thousands, except per share amounts)	December 31, 2021	September 30, 2021
Net Income (Loss)	$38,850	$23,981	$140,556
Income tax expense (benefit)	(4)	(2,009)	3,144
Net income (loss) before income tax expense	38,846	21,972	143,700
Adjustments:
Realized (gains) losses on securities and loans, net	3,609	(6,359)	(5,017)
Realized (gains) losses on financial derivatives, net	(7,064)	1,782	(11,502)
Realized (gains) losses on real estate owned, net	(1,774)	50	(1,711)
Unrealized (gains) losses on securities and loans, net	35,809	3,212	30,802
Unrealized (gains) losses on financial derivatives, net	(4,171)	(1,155)	(10,355)
Unrealized (gains) losses on real estate owned, net	(176)	(672)	1,259
Other realized and unrealized (gains) losses, net(1)	(10,727)	(1,133)	(14,628)
Net realized gains (losses) on periodic settlements of interest rate swaps	(470)	(1,069)	(2,277)
Net unrealized gains (losses) on accrued periodic settlements of interest rate swaps	(716)	252	(763)
Incentive fee to affiliate	3,246	5,255	15,658
Non-cash equity compensation expense	254	244	971
Negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment	(1,250)	2,944	(1,260)
Debt issuance costs related to Other secured borrowings, at fair value	1,586	—	5,290
Non-recurring expenses	1,176	471	1,894
(Earnings) losses from investments in unconsolidated entities(2)	(28,563)	647	(48,406)
Total Core Earnings	$29,615	$26,441	$103,655
Dividends on preferred stock	2,295	1,941	8,117
Core Earnings attributable to non-controlling interests	2,421	1,544	6,621
Core Earnings Attributable to Common Stockholders	$24,899	$22,956	$88,917
Core Earnings Attributable to Common Stockholders, per share	$0.44	$0.46	$1.83
(1)Includes realized and unrealized gains (losses) on foreign currency and unrealized gain (loss) on other secured borrowings, at fair value, included in Other, net, on the Condensed Consolidated Statement of Operations.
(2)Adjustment represents, for certain investments in unconsolidated entities, the net realized and unrealized gains and losses of the underlying investments of such entities.